EXHIBIT 99.1
Hollywood Media Corp. Reports First Quarter 2008 Results
- Broadway Ticketing EBITDA Increases 91.1% Compared to First Quarter 2007
BOCA RATON, Fla., May 12, 2008 — Hollywood Media Corp. (NasdaqGM: HOLL), a leading provider of news, information and ticketing covering the entertainment and media industries, today reported financial results for the first quarter ended March 31, 2008.
First Quarter 2008 Financial Results
As previously reported, in August 2007 Hollywood Media sold its Showtimes business unit to West World Media, LLC. For purposes of the financial results presented in accordance with GAAP in this press release, the operating results and the gain on sale of the sold business are reported as discontinued operations and excluded from Hollywood Media’s net revenues and results of continuing operations for all periods presented.
Hollywood Media’s net revenues for the three months ended March 31, 2008 increased 6.1 percent to $28.3 million compared to $26.7 million for the first quarter of 2007. The increase was primarily driven by increased revenue from the Broadway Ticketing division.
The loss from continuing operations for the first quarter of 2008 decreased to $3.1 million, compared to a $3.6 million loss from continuing operations in the first quarter of 2007.
EBITDA (Modified)* for the first quarter of 2008 was a loss of $2.7 million compared to a loss of $3.0 million in EBITDA (Modified) for the first quarter of 2007.
EBITDA (Modified) and the results of continuing operations in the first quarter of 2008 were impacted by expenses associated with ongoing development of a new ticketing system for the Broadway Ticketing division, as well as expenses for development of the redesigned Hollywood.com website scheduled to launch later in 2008.
Net loss for the first quarter of 2008 was $3.15 million, or $0.10 per basic and diluted share based on 31,854,228 weighted average common shares outstanding, compared to a net loss for the first quarter of 2007 of $3.06 million, or $0.09 per basic and diluted share, based on 33,257,107 weighted average common shares outstanding. The decrease in weighted average common shares outstanding in the first quarter of 2008 as compared to the same period of 2007 was due to the Company’s repurchase of its common stock during the fourth quarter of 2007.
The Company’s cash and cash equivalents were $23.4 million at March 31, 2008, as compared to cash and cash equivalents of $26.8 million at December 31, 2007.
“Our first quarter 2008 results benefited from increased profitability at our Broadway Ticketing division,” stated Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer. “We continue to benefit from the pricing flexibility resulting from the regulatory changes in New York, which allowed us to grow our Broadway Ticketing margins to 17.46% in the first quarter of 2008 as compared to 15.90% in the first quarter of 2007. We also continue to invest in our online platform at Hollywood.com with the goal of strengthening the site’s appeal to consumers and advertisers. Finally, we continue to review opportunities which may help us realize the value of our assets for the benefit of our shareholders.”

Hollywood Media Corp. Reports First Quarter 2008 Results	Page 2
First Quarter 2008 Business Review
During the first quarter of 2008, Broadway Ticketing revenues were $25.3 million, an increase of 5.2 percent as compared to $24.0 million in the first quarter of 2007. The increase was driven by revenues generated by the Showtix business acquired on February 1, 2007, and by ticket price increases by theaters, increases in services fees on individual ticket sales and changes in our marketing and advertising strategies, offset in part by a $1.4 million decrease in revenue from Theatre.com, the Company’s London ticketing operation. As previously reported, in late 2007 Theatre.com transitioned from handling its own sales to an arrangement with a third party ticket agency. As a result of this arrangement, Theatre.com now recognizes revenue based on net commissions instead of gross ticket price. This means that Theatre.com receives a net revenue share, reducing its gross revenues but increasing the profitability of the UK ticketing business as there are now reduced costs associated with this business.
EBITDA* for the Broadway Ticketing division in the first quarter of 2008 was $826,125, an increase of 91.1% as compared to $432,381 in the first quarter of 2007, driven by the reduction of costs at Theatre.com, as well as the benefit from the pricing flexibility resulting from the regulatory changes in New York.
Revenues for the Ad Sales segment were $2.6 million in the first quarter of 2008, an increase of 8.7% from the prior-year period.
EBITDA* for the Ad Sales segment was a loss of $805,498 in the first quarter of 2008, compared to a loss of $339,151 in the first quarter of 2007. EBITDA for the recent period was impacted by the continued investment in Hollywood.com.
Unconsolidated Investee
MovieTickets.com (in which Hollywood Media owns a 26.2% interest) continued to grow in the first quarter of 2008 with revenue and income increases driven by strong ad sales performance. MovieTickets.com now tickets exclusively for 121 movie theater chains. MovieTickets.com’s earnings are not included in Hollywood Media’s financial statements for any of the periods presented.
Select Segment Highlights
The following tables provide revenue, EBITDA* and net income data for our two highest revenue generating segments. The tables below should be reviewed in conjunction with (i) the “Note on EBITDA” in this press release below and (ii) the attached financial tables which include EBITDA results for all of our reportable segments, with reconciliations to the GAAP results reflected in Hollywood Media’s consolidated income statements. The segment results for our operating divisions do not include expenses in our “Other” segment comprised mainly of specified corporate and public company expenses.

Hollywood Media Corp. Reports First Quarter 2008 Results	Page 3
Quarter Ended March 31 (“Q1”)
Net Revenue

	Q1 2008	Q1 2007	% Change
Broadway Ticketing Division	$25,288,017	$24,033,943	5.2%
Ad Sales Division	$2,622,287	$2,413,065	8.7%
EBITDA*

	Q1 2008	Q1 2007	% Change
Broadway Ticketing Division	$826,125	$432,381	91.1%
Ad Sales Division	$(805,498)	$(339,151)	-137.5%
Net Income (Loss)

	Q1 2008	Q1 2007	% Change
Broadway Ticketing Division	$595,302	$380,384	56.5%
Ad Sales Division	$(1,081,987)	$(573,612)	-88.6%
Teleconference Information
Management will host a teleconference to discuss Hollywood Media’s first quarter 2008 financial results on Monday, May 12, 2008 at 10:00 a.m. Eastern Daylight Time. To access the teleconference, please dial 888-562-3654 (U.S.) or 973-582-2703 (International) approximately ten minutes prior to the start of the call. The reference passcode for the call is 45762818. The teleconference will also be available via live webcast on the investor relations portion of Hollywood Media’s Web site, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e-mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.
If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through May 26, 2008 and can be accessed by dialing 800-642-1687 (U.S.) or 706-645-9291 (Int’l), passcode 45762818. An archived version of the webcast will also be available on the investor relations portion of Hollywood Media’s Web site.
About Hollywood Media Corp.
Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. Hollywood Media’s businesses include: its Broadway Ticketing division including Broadway.com, 1-800-Broadway and Theatre Direct International; and its Ad Sales division including Hollywood.com and the UK-based CinemasOnline. Other Hollywood Media businesses include Hollywood.com Television, a free VOD cable TV network, and Hollywood Media’s minority interest in MovieTickets.com.
*Note on EBITDA
EBITDA is a non-GAAP financial measure, defined as net income before interest, taxes, depreciation and amortization. EBITDA (Modified) is defined as loss from continuing operations before interest, taxes, depreciation and amortization on continuing operations. Hollywood Media has presented

Hollywood Media Corp. Reports First Quarter 2008 Results	Page 4
EBITDA in this release because it considers such information an important supplemental measure which management utilizes as one of its tools in evaluating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation and comparison of companies in our industry as well as our results of operations from period to period. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for Hollywood Media’s financial results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, Hollywood Media’s working capital needs; (b) EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, if any; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should not be considered as a principal indicator of Hollywood Media’s performance. Hollywood Media compensates for these limitations by relying primarily on Hollywood Media’s GAAP results and using EBITDA only supplementally. Hollywood Media has provided a reconciliation of net income to EBITDA in the attached tables.
Note on Forward-Looking Statements
Statements in this press release may be “forward-looking statements” within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties, including, but not limited to, the need to manage our growth and integrate new businesses, our ability to realize anticipated revenues, cost efficiencies and sources of capital, the impact of potential future dispositions or other strategic transactions by Hollywood Media, our ability to develop and maintain strategic relationships, our ability to compete with other media, data and internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.’s filings with the Securities and Exchange Commission including our Form 10-K for 2007. Such forward-looking statements speak only as of the date on which they are made.
Attached are the following financial tables:
     CONSOLIDATED BALANCE SHEETS
     CONSOLIDATED STATEMENTS OF OPERATIONS
     SEGMENT SUMMARY FINANCIAL DATA AND EBITDA RECONCILIATION
Contact:
Investor Relations Department
Hollywood Media Corp.
L. Melheim
ir@boca.hollywood.com
561-998-8000

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$23,373,125	$26,758,550
Receivables, net	3,011,545	3,038,711
Inventories held for sale	4,225,922	3,950,578
Deferred ticket costs	20,761,739	16,481,861
Prepaid expenses	1,826,481	2,290,182
Other receivables	2,632,191	3,873,799
Other current assets	125,436	629,298

Total current assets	55,956,439	57,022,979

PROPERTY AND EQUIPMENT, net	5,108,001	4,890,120
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED INVESTEES	290,424	286,985
INTANGIBLE ASSETS, net	1,795,536	1,477,822
GOODWILL	29,809,690	30,237,137
OTHER ASSETS	56,980	63,793

TOTAL ASSETS	$93,017,070	$93,978,836

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,666,306	$5,655,729
Accrued expenses and other	4,078,429	4,808,551
Deferred revenue	28,993,151	24,273,625
Customer deposits	1,506,908	1,928,357
Current portion of capital lease obligations	146,689	141,809
Current portion of notes payable	53,362	53,422

Total current liabilities	38,444,845	36,861,493

DEFERRED REVENUE	523,415	544,491
CAPITAL LEASE OBLIGATIONS, less current portion	232,169	255,971
OTHER DEFERRED LIABILITY	805,169	622,189
NOTES PAYABLE, less current portion	80,845	94,289

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred Stock, $.01 par value, 1,000,000 shares authorized; none outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized; 31,994,552 and 31,897,983 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	319,946	318,980
Additional paid-in capital	310,598,827	310,120,531
Accumulated deficit	(257,988,146)	(254,839,108)

Total shareholders’ equity	52,930,627	55,600,403

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$93,017,070	$93,978,836

HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2008	2007
NET REVENUES
Ticketing	$25,288,017	$24,033,943
Other	3,057,972	2,687,693

	28,345,989	26,721,636

OPERATING COSTS AND EXPENSES
Cost of revenues — ticketing	20,873,887	20,211,876
Editorial, production, development and technology (exclusive of depreciation and amortization shown separately below)	1,759,511	1,458,679
Selling, general and administrative	4,455,744	4,069,440
Payroll and benefits	3,915,243	3,953,945
Depreciation and amortization	654,654	429,321

Total operating costs and expenses	31,659,039	30,123,261

Loss from operations	(3,313,050)	(3,401,625)

EQUITY IN EARNINGS OF UNCONSOLIDATED INVESTEES	3,439	204

OTHER INCOME (EXPENSE)
Interest, net	178,134	(181,325)
Other, net	6,201	1,862

Loss from continuing operations before minority interest	(3,125,276)	(3,580,884)

MINORITY INTEREST IN (INCOME) LOSSES OF SUBSIDIARIES	(23,762)	9,988

Loss from continuing operations	(3,149,038)	(3,570,896)

Income from discontinued operations	—	510,777

Net loss	$(3,149,038)	$(3,060,119)

Basic and diluted income (loss) per common share
Continuing operations	(0.10)	(0.11)
Discontinued operations		0.02

Total basic and diluted net loss per share	$(0.10)	$(0.09)

Weighted average common and common equivalent shares outstanding — basic and diluted	31,854,228	33,257,107

Hollywood Media Corp.
Segment Summary Financial Data and EBITDA Reconciliation
For the Three Months Ended March 31, 2008
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$25,288,017	$2,622,287	$333,133	$102,552	$—	$28,345,989

Operating Income (Loss)	556,352	(1,113,158)	56,933	(74,125)	(2,739,052)	(3,313,050)

Net Income (Loss) from continuing operations	595,302	(1,081,987)	28,776	(74,125)	(2,617,004)	(3,149,038)

Add back (Income) Expense:

Interest, net	(33,259)	5,642	(1,389)	—	(149,128)	(178,134)
Taxes	—	(10,900)	—	—	27,000	16,100
Depreciation and Amortization	264,082	281,747	—	330	108,495	654,654

EBITDA Income (Loss) from continuing operations	$826,125	$(805,498)	$27,387	$(73,795)	$(2,630,637)	$(2,656,418)

For the Three Months Ended March 31, 2007
(unaudited)

	Broadway		Intellectual
	Ticketing	Ad Sales (1)	Properties	Cable TV	Other (2)	Total
Net Revenues	$24,033,943	$2,413,065	$196,453	$78,175	$—	$26,721,636

Operating Income (Loss)	388,921	(582,494)	(22,715)	(134,357)	(3,050,980)	(3,401,625)

Net Income (Loss) from continuing operations	380,384	(573,612)	(10,192)	(134,357)	(3,233,119)	(3,570,896)

Add back (Income) Expense:

Interest	(12,028)	(82)	(2,331)	—	195,766	181,325
Taxes	—	(6,434)	—	—	735	(5,699)
Depreciation and Amortization	64,025	240,977	—	3,015	121,304	429,321

EBITDA Income (Loss) from continuing operations	$432,381	$(339,151)	$(12,523)	$(131,342)	$(2,915,314)	$(2,965,949)

(1)	The Ad Sales segment includes Internet advertising sales on Hollywood.com, commissions from advertising sales on MovieTickets.com and Internet and other advertising sales by CinemasOnline.

(2)	The Other segment is comprised of payroll and benefits for corporate and administrative personnel as well as other corporate-wide expenses such as audit fees, proxy costs, insurance, centralized information technology, and includes consulting fees and other fees and costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 that require Hollywood Media and its Independent Registered Public Accounting Firm to make an assessment of and report on internal control over financial reporting.